Exhibit 3.0
Articles of Incorporation
Bio-Solutions International, Inc.
Secretary of State Nevada
Filed January 26, 2001

                            ARTICLES OF INCORPORATION
                                       OF
                        BIO-SOLUTIONS INTERNATIONAL, INC.

         The undersigned, being a citizen of the United States of America and over the age of eighteen (18) years, for the purpose of filing articles of incorporation under the Nevada Business Corporation Act, (the "Act") states the following:

                                   ARTICLE I.
                                      NAME

     The name of the Corporation will be:   BIO-SOLUTIONS INTERNATIONAL, INC.

                                   ARTICLE II.
                               PERIOD OF DURATION

     The Corporation will exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of the State of Nevada unless dissolved according to law.

                                   ARTICLE III
                               PURPOSES AND POWERS

         1. Purposes. Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada Corporation Code.

         2. General Powers. Except as restricted by these Articles of Incorporation, the Corporation will have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada Corporation Code.

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         3. Issuance of Shares.  The board of directors of the  Corporation  may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Nevada.

                                   ARTICLE IV
                                  CAPITAL STOCK

         The aggregate number of shares which this Corporation will have authority to issue is One Hundred Million (100,000,000) par value $0.0001 per share, which shares will be designated "Common Stock";

         1. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock will be entitled to one vote and each fractional share of Common Stock will be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the Nevada Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the shareholders. When, with respect to any action to be taken by shareholders of this Corporation , the laws of Nevada require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof. Cumulative voting will not be allowed in the election of directors of this Corporation.

         2. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, will have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

                                    ARTICLE V
                      TRANSACTION WITH INTERESTED DIRECTORS

         No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested will be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

         (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

         (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent ; or

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         (c)  The  contract  or  transaction  is  fair  and  reasonable  to  the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE VI
                              CORPORATE OPPORTUNITY

         The officers, directors and other members of management of this Corporation will be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's board of directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation will be disclosed promptly to this Corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this Corporation will be free to engage in such areas of interest on their own and this doctrine will not limit the rights of any officer, director, or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision will not be construed to release any employee of this Corporation (other than an officer, director, or member of management) from any duties which he may have to this Corporation.

                                   ARTICLE VII
                                 INDEMNIFICATION

         This  Corporation  may  indemnify  any  director,   officer,  employee,
fiduciary, or agent of the Corporation to the full extent permitted by the Nevada Corporation Code as in effect at the time of the conduct by such person.

                                  ARTICLE VIII
                                   AMENDMENTS

         The   Corporation   reserves   the  right  to  amend  its  Articles  of
Incorporation from time to time in accordance with the Nevada Corporation Code.

                                   ARTICLE IX
                        ADOPTION AND AMENDMENT OF BYLAWS

         The initial Bylaws of the Corporation will be adopted by its board of directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws will be vested in the board of directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

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                                    ARTICLE X
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the initial registered office of the Corporation is Nevada Business Services, 675 Fairview Dr. #246 Carson City, NV 89701 and the name of the initial registered agent at such address is Mary Ann Dickens. Either the registered office or the registered agent may be changed in the manner permitted by law.

                                   ARTICLE XI
                           INITIAL BOARD OF DIRECTORS

         The number of directors of the Corporation will be fixed by the Bylaws of the Corporation, with the provision that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than two shareholders. The initial board of directors of the Corporation will consist of two (2) directors. The names and addresses of the persons who will serve as directors until the first annual meeting of shareholders and until their successors are elected and will qualify are as follows:

         NAME                          ADDRESS
         ----                          --------

         Joseph Ashley                 3807 Hardy St., Hattiesburg, MS 39402

         Charles Adams                 219 Almera St., West Palm Beach, FL 33401

                                   ARTICLE XII
                           LIMITATION OF LIABILITY OF
                    DIRECTORS TO CORPORATION AND SHAREHOLDERS

         No director will be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) will be liable under Nevada Revised Statutes or any amendment thereto or successor provision thereto; (b) will have breached the director's duty of loyalty to the Corporation or its shareholders;
(c) will have not acted in good faith or, in failing to act, will have not acted in good faith; (d) will have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) will have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, will eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article will apply to the full extent now permitted by Nevada law or as may be permitted in the future by changes or enactments in Nevada law.

                                  ARTICLE XIII
                                  INCORPORATOR

         The name and address of the first incorporator of this corporation is as follows:

                           Mary Ann Dickens
                           675 Fairview Dr. #246
                           Carson City, NV 8970l

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         The powers of the  incorporator  are to terminate  upon filing of these
Articles of Incorporation.

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation of BIO-SOLUTIONS INTERNATIONAL, INC. on this 26th day of January, 2001.

                                                   /s/ Mary Ann Dickens
                                                   -------------------------
                                                   Mary Ann Dickens
                                                   Incorporator